UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
February 25, 2009
Date of Report (Date of earliest event reported)
STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1980 Post Oak Blvd.
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-625-8100
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 25, 2009, Stewart Information Services Corporation (the “Company”) notified the New York Stock Exchange (the “NYSE”) that the Company had become aware that Paul W. Hobby, a current director, does not qualify as an independent director as defined in Section 303A.02 of the NYSE Listed Company Manual. While conducting its annual corporate governance compliance review to confirm the independence of the Company’s directors, the Company became aware that Mr. Hobby’s sister-in-law is a partner in the San Francisco office of KPMG LLP, the Company’s independent auditor.
     Section 303A.05 of the NYSE Listed Company Manual requires that all members of the Compensation Committee must be independent. Due to his lack of independence, Mr. Hobby immediately resigned as Chair and a member of the Compensation Committee in order for the committee to be in compliance with the NYSE’s independence rules. The Board of Directors has appointed Dr. W. Arthur Porter, a current member of the Compensation Committee, as the new Chair of the Compensation Committee. Additionally, the Board of Directors has appointed Laurie C. Moore to serve as the third member of the Compensation Committee. The Board of Directors and the Company believe that Ms. Moore meets the independence requirements of Section 303A.02 of the NYSE Listed Company Manual.
     As a result of the resignation of Max Crisp and the election of Thomas G. Apel to the board of directors, as discussed below, the Company remains in compliance with Section 303A.01 of the NYSE Listed Company Manual which requires that a majority of the Company’s Board consist of independent directors.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 2, 2009, Max Crisp resigned as a member of the board of directors of the Company. On March 2, 2009, Thomas G. Apel was elected as a member of the board of directors of the Company in accordance with the Company’s bylaws. Mr. Apel will stand for reelection at the Company’s annual meeting on May 1, 2009.
     Mr. Apel currently serves as president of Intrepid Ideas Inc., a product development, technology evaluation and business strategy consulting firm for financial services and real estate finance companies. He is also acting Chairman and CEO of Adfitech, Inc., the nation’s largest mortgage quality control outsourcing firm. Additionally, he is a fellow with the Massachusetts Institute of Technology in the advanced study program currently focused on business model taxonomy and IT portfolio strategies. From 2002 to 2006, Mr. Apel was Chairman and CEO of Centex Title and Ancillary Services, a wholly owned subsidiary of Centex Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009	STEWART INFORMATION SERVICES CORPORATION
	By:	/s/ J. Allen Berryman
(J. Allen Berryman, Executive Vice President,
Secretary, Treasurer and Principal Financial Officer)